SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Item 5. OTHER EVENTS.

On March 1, 2004, Vignette Corporation (the “Company”) issued a press release announcing that it had acquired Tower Technology Pty Limited (“Tower Technology”). The Company paid approximately $125 million for Tower consisting of approximately $45 million in cash and 29.8 million shares of common stock for all of the issued and outstanding shares of Tower Technology. Tower Technology will be a wholly-owned subsidiary of the Company.

The press release announcing the acquisition is attached as Exhibit 99.1 to this Form 8-K.

Item 7. EXHIBITS.

Exhibit Number	Description
99.1	Vignette Corporation Press Release issued on March 1, 2004 regarding the acquisition of Tower Technology Pty Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: March 1, 2004	By:	/s/ Thomas E. Hogan
Thomas E. Hogan
President and Chief Executive Officer

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